Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 26, 2012 relating to the balance sheet of ICON Oil & Gas Fund-A L.P. as of December 31, 2011 and the balance sheet of ICON Oil & Gas GP, LLC as of December 31, 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-177051) and related Prospectus of ICON Oil & Gas Fund for the registration of up to 20,000 partnership interests.

Tulsa, Oklahoma

June 13, 2012